Exhibit 10.4

STERIS CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

This Agreement is between STERIS Corporation (“STERIS”) and [Optionee’s Name] (“Optionee”), with respect to the grant of a Nonqualified Stock Option by STERIS to Optionee pursuant to the STERIS Corporation 2006 Long-Term Equity Incentive Plan (the “Plan”). (Capitalized terms used in this Agreement and not otherwise defined have the meanings assigned to them in the Plan.)

1. Grant of Option. STERIS hereby grants to Optionee, as of                     , 20    , an option (the “Option”) to purchase all or any number of an aggregate of [Number of Shares] STERIS Common Shares, at an exercise price of $        .      per share upon and subject to the terms of this Agreement and the Plan. The Option is granted as additional consideration for services to be rendered by Optionee as a Director of STERIS during the Annual Term commencing on the date of the 20     Annual Meeting and continuing through the date of the Annual Meeting of the shareholders of STERIS to be held in 20    .

2. Documents Delivered with Agreement. STERIS has delivered or made available to the Optionee, along with two copies of this Agreement, the following documents: (a) a copy of STERIS’s Policy Prohibiting the Improper Use of Material Non-Public Information (the “Policy”); (b) the Plan and its related Prospectus; (c) two copies of an acknowledgment form (the “Acknowledgment Form”); and (d) STERIS’s most recent Annual Report to Shareholders and Form 10-K filed with the U.S. Securities and Exchange Commission. By executing this Agreement, Optionee acknowledges receipt and review of these documents.

3. Terms and Conditions of Option. The Option is a Nonqualified Option and shall not be treated as an Incentive Stock Option. Except as otherwise provided in this Agreement, the Option shall be subject to all of the terms and conditions of the Plan. As a condition to the effectiveness of the Option, Optionee must return to STERIS signed copies of (a) this Agreement and (b) the Acknowledgment Form. If Optionee violates the terms of the Policy, the Plan, or this Agreement, or any agreement with similar terms previously entered into (collectively “Prior Agreements”), any and all options to purchase Common Shares that were granted by STERIS to Optionee (including the Option granted by this Agreement or any Prior Agreements) shall be forfeited, void, and of no further force and effect.

4. Term of Option. The Option shall be exercisable not earlier than                     , 20     and shall terminate at the close of business on, and shall not be exercisable at any time after                     , 20    , except as provided in Section 11(d) of the Plan.

5. Exercise of Option. Except as otherwise provided in Section 11 of the Plan, the rules of which shall apply to this Agreement, the Option shall be exercisable only while Optionee is a Director of STERIS. To the extent exercisable under the Agreement, the Option may be exercised from time to time in whole or in part.

6. Method of Exercise. A request to exercise the Option requires delivery of (a) the Option Price payable in cash or by check acceptable to the Company or by wire transfer of immediately available funds, or by such other methods as may be approved by the Board or the Chief Executive Officer or his delegatee or delegatees, as applicable and (b) a written notice to STERIS identifying this Agreement and specifying the number of Common Shares as to which the Option is being exercised. Subject to the terms of the Plan and this Agreement, STERIS shall deliver to Optionee certificates representing the Option shares as soon as administratively feasible following such exercise.

7. Certain Determinations. Application, violation, or other interpretation of the terms of this Agreement, the Plan, the Policy, any Prior Agreement, or any STERIS policy shall be determined by the Board, in its sole discretion, and its determination shall be final and binding on Optionee and STERIS.

8. Data Privacy. By entering into the Agreement, and as a condition of the grant of the Option, Optionee consents to the collection, use and transfer of personal data as described in this Section 8. Optionee understands that STERIS and its Subsidiaries hold certain personal information about Optionee, including, but not limited to, Optionee’s name, home address and telephone number, date of birth, social insurance number, salary, nationality, job title, any shares of stock or directorships held in STERIS, details of all Options or other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in Optionee’s favor, for the purpose of managing and administering the Plan (“Data”). Optionee further understands that STERIS and/or its Subsidiaries will transfer Data among themselves as necessary for the purposes of implementation, administration and management of the Optionee’s participation in the Plan, and that STERIS and/or its Subsidiaries may each further transfer Data to any third parties assisting STERIS in the implementation, administration and management of the Plan (“Data Recipients”). Optionee understands that these Data Recipients may be located in Optionee’s country of residence, the European Economic Area, and in countries outside the European Economic Area, including the United States. Optionee authorizes the Data Recipients to receive, possess, use, retain and transfer Data in electronic or other form, for the purposes of implementing, administering and managing the Plan, including any transfer of such Data, as may be necessary or appropriate for the administration of the Plan and/or the subsequent holding of shares of stock on Optionee’s behalf, to a broker or third party with whom the shares acquired on exercise may be deposited. Optionee understands that he or she may, at any time, review the Data, require any necessary amendments to it or withdraw the consent herein by notifying STERIS in writing. Optionee further understands that withdrawing consent may affect Optionee’s ability to participate in the Plan, at the sole discretion of the Board or the Chief Executive Officer or his delegatee or delegatees, if applicable.

9. Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan.

10. Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall adversely affect the rights of Optionee under this Agreement without Optionee’s consent.

11. Severability. If any provision of this Agreement or the application of any provision hereof to any person or circumstances is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to any other person or circumstances shall not be affected, and the provisions so held to be invalid or unenforceable shall be reformed to the extent (and only to the extent) necessary to make it enforceable and valid.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Ohio, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.

13. Miscellaneous. Nothing contained in this Agreement shall be understood as conferring on Optionee any right to continue as a Director of STERIS. STERIS reserves the right to correct any clerical, typographical, or other error in this Agreement or otherwise with respect to this grant. This Agreement shall inure to the benefit of and be binding upon its parties and their respective heirs, executors, administrators, successors, and assigns, but the Option shall not be transferable by Optionee other than as provided in Section 17 of the Plan.

14. Application of Section 11 of the Plan. Pursuant to Section 11 of the Plan, the Board hereby consents to the Optionee’s Qualifying Retirement if, at the time that the Optionee terminates service with the Company, the Optionee satisfies the requirements of Section 11(b)(iii) of the Plan other than the requirement of the Board having consented thereto (which consent is hereby given).

IN WITNESS WHEREOF, STERIS has caused this Agreement to be executed on its behalf by its duly authorized officer, and Optionee has executed this Agreement, all as of the day and year first written above.

STERIS Corporation		Optionee

By:
	[Name:]	[Optionee’s Name]
[Title:]

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